Filed In the office of the
Secretary of state of the State of Nevada
July 28, 1998 No. C17858-98
Dean Heller, Secretary of State


                         Articles of Incorporation
                         (Pursuant to NRS 78)
                         Office of the Secretary of State
                         Capitol Complex
                         Carson City, Nevada 89710
                         Telephone (702) 687-5203

1. The name of the Corporation is: BellaCasa Productions, Inc.

2. The name of the Resident Agent is: State Agent and Trasfer Syndicate, Inc. Mailing Address: 318 North Carson Street, Suite 214, Carson City, NV 89701.

3 The number of shares that the corporation is authorized to issue and the par value of the shares shall be 50.000,000 common shares with a par value of $0.0001, and 25,000.000 preferred shares with par value of $0.0001. The corporation is authorized to issue bonds, debentures, warrants and options. The common and preferred stock both to "take on any characteristic that the Board of Directors directs".

4 The first board of directors shall consist of 3 and the names and addresses are as follows: Frank LaLoggia, 28970 Crags Drive, Malibu Lake, CA 91301 Laurie Zerweck, 11693 San Vicente Boulevard #551, Los Angeles, CA 90049 David Tochman, 28970 Crags Drive, Malibu Lake, CA 91301

5. The purpose of the corporation shall be for the transaction of any lawful business, and to promote and conduct any legitimate object or purpose allowed pursuant to NRS 78.030.

6. Personal Liability (check one)   XX  Accept        Decline
                                   ----         ----

A provision eliminating or limiting the personal liability of directors, officers or stockholders for damages for breach of fiduciary duty as a director or officer, but such provision must not eliminate or limit the liability of a director or officer for (a) Acts or omissions which involve intentional misconduct, fraud, or knowing violation of law; or (b) The payments of distributions in violation of NRS 78.300.

7. OTHER MATTERS: Any other matters to be included in these articles may be noted on separate pages and incorporated by reference herein as a part of these articles; Number of pages attached

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8 The names and addresses of each of the incorporators signing the articles:

/s/
--------------------------------
Courtney M. Montiel
c/o Accelerated Information & Document Filing, Inc
90 State Street, Suite 836
Albany, NY12207
                                          Subscribed and sworn to before me on
                                          July 28, 1998

                                          /s/
                                          -------------------------------------
                                          Khristine E. Peacock
                                          Notary Public State of New York
                                          Appointed in County of Saratoga
                                          Commission Expires 3/14/2000
                                          Registration Number 01PE4917314


I, State Agent & Trasfer Syndicate, Inc., hereby accept appointment as Resident Agent for the above named corporation.


/s/ Gwen M. Currie
--------------------------
State Agent & Trasfer Syndicate, Inc.
Dated: July 28, 1998

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